Earnings Presentation FIRST QUARTER 2021 RESULTS Contact: (email) Tracey.Dexter@SeacoastBank.com (phone) 772.403.0461 (web) www.SeacoastBanking.com

2 FIRST QUARTER 2021 EARNINGS PRESENTATION Cautionary Notice Regarding Forward-Looking Statements This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, including Legacy Bank of Florida, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward- looking statements through the use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality and the adverse effects of COVID-19 (economic and otherwise); government or regulatory responses to the COVID-19 pandemic; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices, including the impact of the adoption of the current expected credit losses (“CECL”) methodology; participation in the Paycheck Protection Program ("PPP"); the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities, loans and debt; changes in borrower credit risks and payment behaviors; changes in retail distribution strategies, customer preferences and behavior; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that the prices, values and sales volumes f residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry; the Company's concentration in commercial real estate loans and in real estate collateral in Florida; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including the Seacoast’s ability to continue to identify acquisition targets and successfully acquire and integrate desirable financial institutions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company's ability to identify and address increased cybersecurity risks, including as a result of employees working remotely; inability of Seacoast’s risk management framework to manage risks associated with the Company's business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the mobile-based platform that is critical to the Company's business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company, including as a result of the Company’s participation in the PPP; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company's operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks relating to the Legacy Bank of Florida proposed merger include, without limitation: the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that the merger is not completed at all; the diversion of management time on issues related to the proposed merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectation; the risk of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures on solicitations of customers by competitors; as well as difficulties and risks inherent with entering new markets. The COVID-19 pandemic is adversely affecting Seacoast, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, result of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Seacoast’s revenues and values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2020 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at www.sec.gov.

3 FIRST QUARTER 2021 EARNINGS PRESENTATION • Highly disciplined credit portfolio • Prudent liquidity position • Strong capital position • Steady increase in shareholder value with tangible book value per share increasing 15% year-over- year • Active board with a diverse range of experience and expertise Valuable Florida Franchise, Well Positioned with Strong Capital, Liquidity and Disciplined Credit Culture Valuable Florida Franchise with Disciplined Growth Strategy, Benefiting from Fortress Balance Sheet with Robust Capital Generation, Prudent Liquidity Position, and Strict Credit Underwriting • $8.8 billion in assets as of March 31, 2021, operating in the nation’s third-most populous state • Strong and growing presence in four of Florida’s most attractive MSAs ▪ #1 Florida-based bank in Orlando ▪ #1 share in Port St Lucie MSA ▪ #2 Florida-based bank in West Palm Beach/Fort Lauderdale ▪ #2 Florida-based community bank in Tampa, and #1 in St. Petersburg • Market Cap: $2.0 billion as of March 31, 2021 Seacoast Customer Map

4 FIRST QUARTER 2021 EARNINGS PRESENTATION Florida to Benefit from the Work-from-Anywhere Future Accelerated by COVID-19 • Companies and individuals seeking real estate affordability, lower taxes, warmer weather, and easy flights back to the Northeast are migrating to Florida. • Florida's population forecast was revised in November 2020 to reflect a larger 2020 base and stronger net-migration projections. Source: Office of Economic & Demographic Research ◦ Florida's population will surpass 23 million by late 2024 or 2025 (21.6 million at Year End 2020). ◦ This increase is equivalent to adding a city larger than Orlando every year. • Financial institutions and other major corporations have announced plans to relocate some or all of their operations to Florida in the near future:

5 FIRST QUARTER 2021 EARNINGS PRESENTATION First Quarter 2021 Highlights All comparisons are to fourth quarter 2020 unless otherwise stated. • Net income of $33.7 million, an increase of 15%. Adjusted net income1 of $35.5 million, an increase of 16%. • Earnings per share increased to $0.60 compared to $0.53. Adjusted earnings per share1 increased to $0.63 from $0.55. • On a GAAP basis, achieved 1.70% return on tangible assets (ROTA) and 15.62% return on tangible common equity (“ROTCE”). On an adjusted basis, first quarter results were 1.75% adjusted ROTA1 and 16.01% adjusted ROTCE1. • Steadily building shareholder value through consistent growth in tangible book value per share, ending the period at $16.62, an increase of 15% over the prior year. • Cost of deposits decreased by six basis points to 13 basis points. • Total loan pipelines increased by 44%, in line with a strong Florida economic recovery. • Record wealth management revenue and $156 million in AUM growth, bringing total AUM to over $1 billion. • An increase of $0.6 million in mortgage banking fees driven by continuing low rates and a robust Florida real estate market. • Record interchange income of $3.8 million, reflecting increased transaction activity and strong customer sentiment. • PPP originations of $232.5 million during the quarter, resulting in $9.4 million in fees, net of origination costs. • Announced the acquisition of Legacy Bank of Florida, scheduled to close in the third quarter of 2021. • The Company’s Board of Directors approved a $0.13 cash dividend to shareholders of record on June 15, 2021, to be paid June 30, 2021. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

Net Interest Income and Margin



($ in thousands)
$63,291
3.93%
3.66%
$67,388
3.70%
3.46%
$63,621
3.42%
3.40%
$68,903
3.59%
3.37%
$66,741
3.51%
3.25%
1Q'20
2Q'20
3Q'20
4Q'20
1Q'21
Net Interest Income
Net Interest Margin
NIM, excluding PPP and accretion on acquired loans

- Net interest income[1] totaled $66.7 million, a decrease of $2.2 million, or 3%, from the prior quarter and an increase of $3.5 million, or 5%, from the first quarter of 2020. This included interest and fees earned on Paycheck Protection Program ("PPP") loans of $6.9 million compared to $5.2 million in the prior quarter. The decline quarter-over-quarter was largely the result of significant growth in cash balances held on the balance sheet. The Company expects to deploy this cash in a disciplined and prudent manner, carefully navigating an outlook that includes expected increases in interest rates.
- The effect on net interest margin of accretion of purchase discounts on acquired loans was an increase of 15 basis points in the first quarter, compared to an increase of 23 basis points in the prior quarter. The effect on net interest margin of interest and fees on PPP loans was an increase of 11 basis points in the first quarter, and a decrease of one basis point in the prior quarter. Excluding both accretion on acquired loans and the effect of PPP loans, net interest margin[1] in the first quarter was 3.25% compared to 3.37% in the prior quarter.

Seacoast BANKING CORPORATION OF FLORIDA FIRST QUARTER 2021 EARNINGS PRESENTATION

[1]Calculated on a fully taxable equivalent basis using amortized cost.

6

Continued Strength in Noninterest Income

Noninterest Income ($ in thousands)



BOLI
Other Income2
SBA Gains
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$14,688
$886
$3,517
$139
$2,208
$1,867
$3,246
$2,825
$14,930
$889
$2,314
$113
$3,646
$1,949
$3,596
$2,423
$17,671
$859
$3,819
$287
$4,225
$2,323
$3,820
$2,338
1Q'20
4Q'20
1Q'21

Adjusted Noninterest Income[1] ($ in thousands)



BOLI
Other Income3
SBA Gains
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$14,669
$886
$3,497
$139
$2,208
$1,868
$3,246
$2,825
$14,948
$889
$2,332
$113
$3,646
$1,949
$3,596
$2,423
$17,785
$859
$3,933
$287
$4,225
$2,323
$3,820
$2,338
1Q'20
4Q'20
1Q'21

Noninterest income increased $2.7 million sequentially from the prior quarter to $17.7 million, and adjusted noninterest income[1] increased $2.8 million to $17.8 million sequentially. Changes include:

- Mortgage banking fees were $4.2 million, compared to $3.6 million in the prior quarter. Results continue to benefit from low interest rates and an influx of new residents and businesses moving to Florida.
- Interchange revenue was a record $3.8 million, compared to $3.6 million in the prior quarter, with a higher volume of transactions and higher per-card spending contributing to the increase.
- Wealth management income was a record $2.3 million, compared to $1.9 million in the prior quarter. During the first quarter of 2021, assets under management increased $156 million to surpass $1 billion. This milestone achievement is the result of the team's success in delivering valuable services and advice to new clients, and to collaborating with retail and commercial bankers across the franchise to build and develop existing relationships.
- Included in other income in the first quarter of 2021 is $1.7 million in income associated with the resolution of contingencies on two loans acquired in 2017. Similar activity is not expected in subsequent periods.

[1]*Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.*
[2]*Other Income includes marine finance fees, swap related income and other fees related to customer activity as well as securities gains of $19 thousand in 1Q'20, losses of $18 thousand in 4Q'2020, and losses of $0.1 million in 1Q'21.*
[3]*Other Income on an adjusted basis includes marine finance fees, swap related income and other fees related to customer activity.*

Seacoast BANKING CORPORATION OF FLORIDA FIRST QUARTER 2021 EARNINGS PRESENTATION

7

Continued Focus on Disciplined Expense Control



Noninterest Expense ($ in thousands)
Other Expense 2
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Amortization of Intangibles
Salaries & Benefits
$47,798
$4,703
$3,363
$5,690
$4,633
$1,456
$27,953
$43,681
$6,468
$509
$5,645
$4,233
$1,421
$25,405
$46,120
$5,658
$2,582
$5,828
$4,468
$1,211
$26,373
1Q'20
4Q'20
1Q'21



Adjusted Noninterest Expense1 ($ in thousands)
Other Expense 2
Legal & Professional
Occupancy & Telephone
Data Processing Cost
Salaries & Benefits
$41,482
$4,570
$2,242
$5,433
$3,798
$25,439
$41,906
$6,456
$496
$5,629
$4,265
$25,060
$43,879
$5,643
$1,997
$5,468
$4,468
$26,303
1Q'20
4Q'20
1Q'21

Noninterest expense increased $2.4 million and adjusted noninterest expense[1] increased $2.0 million sequentially. Changes quarter-over-quarter on an adjusted basis include:

- Salaries and benefits increased $1.2 million, or 5%, which includes a $0.8 million increase in payroll taxes and $0.3 million increase in 401(k) contributions, both of which are seasonal impacts typical of the first quarter.
- Legal and professional fees increased by $1.5 million compared to the fourth quarter. The fourth quarter included the benefit of a one-time recovery of certain legal expenses incurred during 2020.
- Foreclosed property expense decreased in the first quarter of 2021 by $1.9 million, reflecting a gain on sale of an OREO property of $0.2 million, compared to write-downs on two properties in the prior quarter.

Seacoast BANKING CORPORATION OF FLORIDA FIRST QUARTER 2021 EARNINGS PRESENTATION

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Other Expense includes marketing expenses, provision for credit losses on unfunded commitments, foreclosed property expense and net loss/(gain) on sale and other expenses associated with ongoing business operations.

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9 FIRST QUARTER 2021 EARNINGS PRESENTATION • The efficiency ratio was 53.2% for the first quarter of 2021 compared to 48.2% in the prior quarter and 59.8% in the first quarter of 2020. • The adjusted efficiency ratio1 was 52.0% for the first quarter of 2021 compared to 48.8% in the prior quarter and 53.6% in the first quarter of 2020. • The increases in the first quarter reflect the impact of higher noninterest expenses, the result of more normalized legal and professional fees compared to prior quarter, as well as the seasonal impacts of employee benefits. Palm Beach Community Bank and North Star Bank Acquisitions P al m B ea ch C o m m u n it y an d N o rt h S ta r B an k A cq u is it io n Efficiency Ratio Trend 58% 58% 57% 66% 57% 53% 49% 48% 60% 50% 62% 48% 53% 1Q '1 8 2Q '1 8 3Q '1 8 4Q '1 8 1Q '1 9 2Q '1 9 3Q '1 9 4Q '1 9 1Q '2 0 2Q '2 0 3Q '2 0 4Q '2 0 1Q '2 1 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 57% 57% 56% 54% 56% 51% 49% 48% 54% 50% 55% 49% 52% 1Q '1 8 2Q '1 8 3Q '1 8 4Q '1 8 1Q '1 9 2Q '1 9 3Q '1 9 4Q '1 9 1Q '2 0 2Q '2 0 3Q '2 0 4Q '2 0 1Q '2 1 GAAP - Efficiency Adjusted - Efficiency1 First Bank of the Palm Beaches First Green Bank Freedom Bank

10 FIRST QUARTER 2021 EARNINGS PRESENTATION Disciplined Approach to Lending in a Recovering Florida Economy • Loans outstanding totaled $5.7 billion, an increase of $344 million, or 6%, year-over-year. • Given the significant economic performance in the State of Florida, low unemployment, and clear evidence of a V shaped recovery, the Company returned to its pre- pandemic credit policy and conservative underwriting guidelines. • Exiting the first quarter of 2021, pipelines were 44% higher than the prior quarter, with $241 million in commercial, $28 million in consumer, and $165 million in residential mortgages, compared to $167 million, $18 million, and $117 million, respectively, in the prior quarter. • $232 million in PPP loan originations during the first quarter were offset by $214 million in PPP loan forgiveness. • The yield on loans, excluding PPP and accretion on acquired loans, decreased from 4.23% in the fourth quarter of 2020 to 4.15% in the first quarter. $5,317 $5,772 $5,858 $5,735 $5,661 $5,196 $5,219 $5,168 $5,079 $576 $639 $567 $582 4.90% 4.56% 4.11% 4.42% 4.39% 4.57% 4.31% 4.22% 4.23% 4.15% Yield Excluding PPP and Accretion on Acquired Loans Reported Yield PPP Loans Loans Excluding PPP 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 Total Loans Outstanding ($ in millions)

11 FIRST QUARTER 2021 EARNINGS PRESENTATION Paycheck Protection Program Loans ($ in m ill io n s) $576.5 $232.5 ($213.8) $595.2 December 31, 2020 Originations Forgiveness March 31, 2021 PPP loans outstanding at March 31, 2021: • Average loan size of $99,000 • Median loan size of $37,500 • Balances less than $150 thousand: ◦ $210.8 million, or 35% by volume ◦ 5,070 loans, or 85% by count • Of 2,455 loans originated under the renewed program in the first quarter of 2021, 83% also participated in the initial program in 2020 PPP Fee Revenue Summary (in millions) Fees earned from SBA to date (net of related costs) to originate PPP loans $26.7 Fees recognized in 2020 (7.8) Fees recognized in 1Q’2021 (5.4) Fees remaining to be recognized in future periods $13.5 5,169 loans ($9.5) deferred fees 2,455 loans 1,626 loans 5,998 loans ($13.5) deferred fees PPP Loans Rollforward

12 FIRST QUARTER 2021 EARNINGS PRESENTATION Commercial Real Estate $1,438,365 25% Residential Real Estate $1,246,549 22% • Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 21% and 155%, respectively, of total consolidated risk based capital. • At March 31, 2021, only $27.3 million, or 93 loans, had active payment accommodations. • Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. • Excluding PPP loans, Seacoast's average commercial loan size is $408 thousand. Seacoast's Lending Strategy Has Produced and Sustains a Diverse Loan Portfolio At March 31, 2021 ($ in thousands) Owner Occupied Commercial Real Estate $1,133,085 21% Acquisition, Development & Construction $227,117 4% Paycheck Protection Program $581,653 10%Consumer $173,910 3% Commercial & Financial $860,813 15%

Investment Securities Performance and Composition

- Portfolio yield declined 8 basis points to 1.65% from 1.73% in the prior quarter. The decline is attributed to faster prepayments and lower yielding portfolio additions.
- The collateralized loan obligation ("CLO") portfolio declined from $202 million to $172 million, the result of refinance activity.
- Net unrealized gains decreased from $34.3 million to $0.3 million, largely due to the steepening of the yield curve during the quarter.
- During the first quarter, U.S. government agency bonds with a fair value of $211.6 million were reclassified from Available-for-Sale ("AFS") to Held-to-Maturity ("HTM").
- Securities reclassified from AFS to HTM included MBS pools and CMBS bonds with longer duration profiles.



($ in millions)
$910
3.02%
$252
1Q'20
$1,398
1.73%
$184
4Q'20
$1,051
1.65%
$512
1Q'21
HTM Securities
AFS Securities
Yield

Unrealized Gain (Loss) in Securities as of March 31, 2021

(in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for Sale				
Government backed	$ 7,686	$ 334	$ (2)	$ 8,018
Agency mortgage backed	746,409	14,584	(6,774)	754,219
Private label MBS and CMOs	80,156	1,989	(261)	81,884
CLO	172,392	239	(160)	172,471
Municipal	32,914	1,943	(53)	34,804
Total Available for Sale	$ 1,039,557	$ 19,089	$ (7,250)	$ 1,051,396
Held to Maturity				
Agency mortgage backed	$ 512,307	$ 5,539	$ (17,126)	$ 500,720
Total Held to Maturity	$ 512,307	$ 5,539	$ (17,126)	$ 500,720
Total Securities	$ 1,551,864	$ 24,628	$ (24,376)	$ 1,552,116

Seacoast BANKING CORPORATION OF FLORIDA FIRST QUARTER 2021 EARNINGS PRESENTATION
13

14 FIRST QUARTER 2021 EARNINGS PRESENTATION Strong Deposit Franchise Supported by Attractive Markets • Total deposits increased $453 million quarter- over-quarter and increased $1.5 billion, or 25%, compared to the first quarter of 2020. First quarter balances include a decrease of $139 million in brokered deposits. • Overall cost of deposits decreased to 13 basis points from 19 basis points in the prior quarter. • Transaction accounts increased 47% year- over-year, reflecting continued strong growth in core customer balances, and represent 59% of overall deposit funding. • As of March 31, 2021, deposits per banking center were $154 million, compared to $118 million on March 31, 2020. $5,887 $6,667 $6,915 $6,933 $7,386 $2,938 $3,636 $3,786 $3,856 $4,333 $1,679 $1,852 $2,112 $2,246 $2,440 $1,270 $1,179 $1,017 $831 $613 Transaction Accounts Savings & Money Market Time Deposits 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 59% Deposits Outstanding ($ in millions)

15 FIRST QUARTER 2021 EARNINGS PRESENTATION Cost of Deposits Continues to Decline 29% 32% 34% 35% 34% 8% 10% 6% 4% 2% 13% 11% 10% 8% 8% 20% 18% 20% 22% 23% 21% 20% 20% 21% 23% 9% 9% 10% 10% 10% Savings Int Bearing Demand Money Market Time Deposits Brokered Time Deposits Non-Int Bearing 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 0.57% 0.31% 0.24% 0.19% 0.13% Trended Cost of Deposits 2.50% 2.50% 2.00% 1.75% 0.25% 0.25% 0.25% 0.25% 0.25% 0.67% 0.76% 0.73% 0.61% 0.57% 0.31% 0.24% 0.19% 0.13% Fed Funds Cost of Deposits 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q’21 Deposit Mix and Cost of Deposits Cost of Deposits Cost of deposits declined six basis points quarter over quarter, reflecting the significant value of the deposit franchise. We believe that Seacoast's continued focus on organic growth and relationship-based funding, in combination with its innovative analytics platform, supports a well- diversified low-cost deposit portfolio.

16 FIRST QUARTER 2021 EARNINGS PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loan Outstandings Allowance for Credit Losses % of Category Purchase Discount % of Category Acquisition, Development & Construction $ 227,117 $ 4,428 1.95% $ 543 0.24 % Owner Occupied Commercial Real Estate 1,133,085 9,792 0.86 5,619 0.50 Commercial Real Estate 1,438,365 36,229 2.52 14,655 1.02 Residential Real Estate 1,246,549 14,353 1.15 2,117 0.17 Commercial & Financial 860,813 18,916 2.20 3,924 0.46 Consumer 173,910 2,925 1.68 112 0.06 Total Excluding PPP $ 5,079,839 $ 86,643 1.71% $ 26,970 0.53 % Paycheck Protection Program $ 581,653 $ — — % $ 332 0.06 % Total $ 5,661,492 $ 86,643 1.53% $ 27,302 0.48 % The allowance for credit losses of $86.6 million as of March 31, 2021 reflects management’s estimate of lifetime expected credit losses. The remaining unrecognized discount on acquired loans of $27.3 million will be earned as an adjustment to yield over the life of the loans. Additionally, a reserve for potential credit losses on lending-related commitments of $2.2 million is reflected within Other Liabilities.

17 FIRST QUARTER 2021 EARNINGS PRESENTATION Continued Strong Asset Quality Trends Net Charge-Offs $973 $1,751 $1,736 $3,127 $3700.07% 0.12% 0.12% 0.21% 0.03% NCO NCO/Total Loans 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 Nonperforming Loans $25,582 $30,051 $36,897 $36,110 $35,328 0.48% 0.52% 0.63% 0.63% 0.62% NPL NPL/Total Loans 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 $85,411 $91,250 $94,013 $92,733 $86,643 1.76% 1.80% 1.79% 1.71% 1.61% 1.58% 1.60% 1.62% 1.53% ACL ACL/Total Loans Excluding PPP ACL/Total Loans 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 7% 9% 10% 9% 9% 7% 4% 8% 7% 7% Classified Special Mention 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 Adoption of CECL on January 1, 2020 resulted in an increase of $21.2 million in ACL, from 0.68% to 1.08%. Allowance for Credit Losses ($ in thousands) Criticized Loans as a % of Risk-Based Capital

18 FIRST QUARTER 2021 EARNINGS PRESENTATION Strong Capital Supporting a Fortress Balance Sheet $14.42 $15.11 $15.57 $16.16 $16.62 $18.82 $19.45 $19.91 $20.46 $20.89 Tangible Book Value Per Share Book Value Per Share 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 10.7% 10.2% 10.7% 11.0% 10.7% 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 16.5% 17.6% 17.9% 18.5% 19.2% 15.5% 16.4% 16.8% 17.4% 18.2% Total Risk Based Capital Tier 1 Ratio 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 1.0% 13.5% 11.4% 13.9% 15.6% 2.9% 13.1% 13.1% 14.0% 16.0% GAAP - ROTCE Adjusted - ROTCE 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value and Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2 1Q’21 decrease in tangible common equity to tangible assets reflects the impact of the PPP program and excess cash held on the balance sheet.

19 FIRST QUARTER 2021 EARNINGS PRESENTATION Steady Increase in Shareholder Value $10.41 $10.55 $10.95 $11.15 $11.39 $11.67 $12.01 $12.33 $12.98 $13.65 $14.30 $14.76 $14.42 $15.11 $15.57 $16.16 $16.62 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 • Compounded annual growth rate of 12% in tangible book value per share since 2017. • The decline in tangible book value per share during the first quarter of 2020 was primarily attributed to the Day-1 impact of the adoption of CECL.

20 FIRST QUARTER 2021 EARNINGS PRESENTATION Contact Details: Seacoast Banking Corporation of Florida Tracey L. Dexter Executive Vice President Chief Financial Officer (772) 403-0461 INVESTOR RELATIONS NASDAQ: SBCF

21 FIRST QUARTER 2021 EARNINGS PRESENTATION Appendix

22 FIRST QUARTER 2021 EARNINGS PRESENTATION Quarterly Trend (Amounts in thousands) 1Q'21 4Q'20 3Q'20 2Q'20 1Q'20 Commercial pipeline at period end $ 240,871 $ 166,735 $ 256,191 $ 117,042 $ 171,125 Commercial loan originations 204,253 277,389 88,245 106,857 183,330 Residential pipeline-saleable at period end 92,141 92,017 149,896 94,666 75,226 Residential loans-sold 138,337 161,628 162,468 122,459 62,865 Residential pipeline-portfolio at period end 72,448 25,083 33,374 13,199 11,779 Residential loans-retained 46,620 54,464 25,404 23,539 25,776 Consumer pipeline at period end 28,127 18,207 17,094 30,647 29,123 Consumer originations 46,745 47,529 62,293 57,956 51,516 PPP originations 232,478 — 8,276 590,718 — Total Pipelines at Period End $ 433,587 $ 302,042 $ 456,555 $ 255,554 $ 287,253 Total Originations $ 668,433 $ 541,010 $ 346,686 $ 901,529 $ 323,487 Loan Production and Pipeline Trend

23 FIRST QUARTER 2021 EARNINGS PRESENTATION Legacy Bank of Florida Acquisition High-Quality Expansion in Attractive Market • In-market acquisition of a high-quality franchise with a high-yielding loan portfolio in attractive Palm Beach and Broward counties • Leverages Seacoast’s proven integration capabilities Anticipated Positive Financial Results • 6% core EPS accretion in 2022 • Approximately 45% cost savings • Tangible book value dilution earn-back of 0.25 years Consideration • Shareholders will receive 0.1703 shares of Seacoast common stock • Options are rolled over into Seacoast options Closing • Expected in third quarter of 2021, subject to shareholder and regulatory approval and other customary conditions Additional Details and Assumptions • Legacy Bank of Florida shareholders to own approximately 4.6% of Seacoast following the transaction • Estimated core deposit intangibles of 0.75% amortized using straight-line method over 6 years • 3.71% / $16.1 million total pre-tax mark to Legacy Bank of Florida’s loan book; includes (0.50%) interest rate mark, 1.73% credit discount mark on non-PCD loans, and 2.49% CECL-related allowance

24 FIRST QUARTER 2021 EARNINGS PRESENTATION Seacoast’s Integrated Delivery Model Supports Our Growth Strategy 58% % of consumer deposits completed outside of the branch, an increase of 7% 10% % increase in consumer online users $831MM PPP originations to date supported by fully digital platform 37k+ Number of outreach calls triggered by Seacoast's proprietary Connections platform 23% % Residential sales originated from alternative delivery channels 45% % of business deposits completed outside of the branch, an increase of 11% Strong momentum in usage of digital tools and other non-branch delivery channels, and tools to equip our teams to outperform 17% % increase in business online users All metrics compare 1Q’21 to 1Q’20

25 FIRST QUARTER 2021 EARNINGS PRESENTATION Explanation of Certain Unaudited Non-GAAP Financial Measures This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	1Q'21	4Q'20	3Q'20	2Q'20	1Q'20
	Quarterly Trend				
Net Income	$ 33,719	$ 29,347	$ 22,628	$ 25,080	$ 709
Total noninterest income	17,671	14,930	16,946	15,006	14,688
Securities (gains)/losses, net	114	18	(4)	(1,230)	(19)
Total Adjustments to Noninterest Income	114	18	(4)	(1,230)	(19)
Total Adjusted Noninterest Income	17,785	14,948	16,942	13,776	14,669
Total noninterest expense	46,120	43,681	51,674	42,399	47,798
Merger related charges	(581)	—	(4,281)	(240)	(4,553)
Amortization of intangibles	(1,211)	(1,421)	(1,497)	(1,483)	(1,456)
Business continuity expenses	—	—	—	—	(307)
Branch reductions and other expense initiatives	(449)	(354)	(464)	—	—
Total Adjustments to Noninterest Expense	(2,241)	(1,775)	(6,242)	(1,723)	(6,316)
Total Adjusted Noninterest Expense	43,879	41,906	45,432	40,676	41,482
Income Taxes	10,157	8,793	6,992	7,188	(155)
Tax effect of adjustments	577	440	1,530	121	1,544
Total Adjustments to Income Taxes	577	440	1,530	121	1,544
Adjusted Income Taxes	10,734	9,233	8,522	7,309	1,389
Adjusted Net Income	$ 35,497	$ 30,700	$ 27,336	$ 25,452	$ 5,462
Earnings per diluted share, as reported	$ 0.60	$ 0.53	$ 0.42	$ 0.47	$ 0.01
Adjusted Earnings per Diluted Share	0.63	0.55	0.50	0.48	0.10
Average diluted shares outstanding	55,992	55,739	54,301	53,308	52,284

Seacoast BANKING CORPORATION OF FLORIDA FIRST QUARTER 2021 EARNINGS PRESENTATION

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GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 1Q'21	4Q'20	3Q'20	2Q'20	1Q'20
Adjusted Noninterest Expense	$ 43,879	$ 41,906	$ 45,432	$ 40,676	$ 41,482
Foreclosed property expense and net gain/(loss) on sale	65	(1,821)	(512)	(245)	315
Provision for unfunded commitments	—	795	(756)	(178)	(46)
Net Adjusted Noninterest Expense	**$ 43,944**	**$ 40,880**	**$ 44,164**	**$ 40,253**	**$ 41,751**
Revenue	$ 84,281	$ 83,721	$ 80,449	$ 82,278	$ 77,865
Total Adjustments to Revenue	114	18	(4)	(1,230)	(19)
Impact of FTE adjustment	131	112	118	116	114
Adjusted Revenue on a Fully Taxable Equivalent Basis	**$ 84,526**	**$ 83,851**	**$ 80,563**	**$ 81,164**	**$ 77,960**
Adjusted Efficiency Ratio	**51.99 %**	**48.75 %**	**54.82 %**	**49.60 %**	**53.55 %**
Net Interest Income	$ 66,610	$ 68,791	$ 63,503	$ 67,272	$ 63,177
Impact of FTE adjustment	131	112	118	116	114
Net Interest Income including FTE adjustment	**$ 66,741**	**$ 68,903**	**$ 63,621**	**$ 67,388**	**$ 63,291**
Total noninterest income	17,671	14,930	16,946	15,006	14,688
Total noninterest expense	46,120	43,681	51,674	42,399	47,798
Pre-Tax Pre-Provision Earnings	**$ 38,292**	**$ 40,152**	**$ 28,893**	**$ 39,995**	**$ 30,181**
Total Adjustments to Noninterest Income	114	18	(4)	(1,230)	(19)
Total Adjustments to Noninterest Expense	(2,176)	(2,801)	(7,510)	(2,146)	(6,047)
Adjusted Pre-Tax Pre-Provision Earnings	**$ 40,582**	**$ 42,971**	**$ 36,399**	**$ 40,911**	**$ 36,209**
Average Assets	$ 8,485,354	$ 8,376,396	$ 8,086,890	$ 7,913,002	$ 7,055,543
Less average goodwill and intangible assets	(237,323)	(238,631)	(228,801)	(230,871)	(226,712)
Average Tangible Assets	**$ 8,248,031**	**$ 8,137,765**	**$ 7,858,089**	**$ 7,682,131**	**$ 6,828,831**
Return on Average Assets (ROA)	1.61 %	1.39 %	1.11 %	1.27 %	0.04 %
Impact of removing average intangible assets and related amortization	0.09	0.10	0.09	0.10	0.07

Seacoast BANKING CORPORATION OF FLORIDA FIRST QUARTER 2021 EARNINGS PRESENTATION

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GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	1Q'21	4Q'20	3Q'20	2Q'20	1Q'20
			Quarterly Trend		
Return on Average Tangible Assets (ROTA)	1.70	1.49	1.20	1.37	0.11
Impact of other adjustments for Adjusted Net Income	0.05	0.01	0.18	(0.04)	0.21
Adjusted Return on Average Tangible Assets	1.75	1.50	1.38	1.33	0.32
Average Shareholders' Equity	$ 1,136,416	$ 1,111,073	$ 1,061,807	$ 1,013,095	$ 993,993
Less average goodwill and intangible assets	(237,323)	(238,631)	(228,801)	(230,871)	(226,712)
Average Tangible Equity	$ 899,093	$ 872,442	$ 833,006	$ 782,224	$ 767,281
Return on Average Shareholders' Equity	12.03 %	10.51 %	8.48 %	9.96 %	0.29 %
Impact of removing average intangible assets and related amortization	3.59	3.36	2.87	3.51	0.66
Return on Average Tangible Common Equity (ROTCE)	15.62	13.87	11.35	13.47	0.95
Impact of other adjustments for Adjusted Net Income	0.39	0.13	1.71	(0.38)	1.91
Adjusted Return on Average Tangible Common Equity	16.01	14.00	13.06	13.09	2.86
Loan Interest Income[1]	$ 62,390	$ 65,684	$ 60,573	$ 64,929	$ 63,524
Accretion on acquired loans	(2,868)	(4,448)	(3,254)	(2,988)	(4,287)
Interest and fees on PPP loans	(6,886)	(5,187)	(1,719)	(5,068)	—
Loan interest income excluding PPP and accretion on acquired loans	$ 52,636	$ 56,049	$ 55,600	$ 56,873	$ 59,237
Yield on Loans[1]	4.39 %	4.42 %	4.11 %	4.56 %	4.90 %
Impact of accretion on acquired loans	(0.20)	(0.30)	(0.22)	(0.21)	(0.33)
Impact of PPP loans	(0.04)	0.11	0.33	(0.04)	—
Yield on loans excluding PPP and accretion on acquired loans	4.15 %	4.23 %	4.22 %	4.31 %	4.57 %

[1]*On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

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GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	1Q'21	4Q'20	3Q'20	2Q'20	1Q'20
			Quarterly Trend		
Net Interest income[1]	$ 66,741	$ 68,903	$ 63,621	$ 67,388	$ 63,291
Accretion on acquired loans	(2,868)	(4,448)	(3,254)	(2,988)	(4,287)
Interest and fees on PPP loans	(6,886)	(5,187)	(1,719)	(5,068)	—
Net interest income excluding PPP and accretion on acquired loans	**$ 56,987**	**$ 59,268**	**$ 58,648**	**$ 59,332**	**$ 59,004**
Net Interest Margin[1]	3.51 %	3.59 %	3.40 %	3.70 %	3.93 %
Impact of accretion on acquired loans	(0.15)	(0.23)	(0.17)	(0.16)	(0.27)
Impact of PPP loans	(0.11)	0.01	0.19	(0.08)	—
Net interest margin excluding PPP and accretion on acquired loans	**3.25 %**	**3.37 %**	**3.42 %**	**3.46 %**	**3.66 %**
Security Interest Income[1]	$ 6,485	$ 6,586	$ 7,129	$ 7,725	$ 8,848
Tax equivalent adjustment on securities	(39)	(23)	(32)	(31)	(30)
Security interest income excluding tax equivalent adjustment	**$ 6,446**	**$ 6,563**	**$ 7,097**	**$ 7,694**	**$ 8,818**
Loan Interest Income[1]	$ 62,390	$ 65,684	$ 60,573	$ 64,929	$ 63,524
Tax equivalent adjustment on loans	(92)	(89)	(86)	(85)	(84)
Loan interest income excluding tax equivalent adjustment	**$ 62,298**	**$ 65,595**	**$ 60,487**	**$ 64,844**	**$ 63,440**
Net Interest Income[1]	$ 66,741	$ 68,903	$ 63,621	$ 67,388	$ 63,291
Tax equivalent adjustment on securities	(39)	(23)	(32)	(31)	(30)
Tax equivalent adjustment on loans	(92)	(89)	(86)	(85)	(84)
Net interest income excluding tax equivalent adjustment	**$ 66,610**	**$ 68,791**	**$ 63,503**	**$ 67,272**	**$ 63,177**

[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

Seacoast BANKING CORPORATION OF FLORIDA FIRST QUARTER 2021 EARNINGS PRESENTATION

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